UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2009

KBS REAL ESTATE INVESTMENT TRUST II, INC.

(Exact name of registrant specified in its charter)

Maryland	333-146341	26-0658752
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	IRS Employer Identification No.

620 Newport Center Drive, Suite 1300

Newport Beach, California 92660

(Address of principal executive offices)

Registrant’s telephone number, including area code: (949) 417-6500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

The information in this Report set forth under Item 2.01 regarding the acquisition of two participation interests in a first mortgage loan is incorporated herein by reference.

ITEM 2.01  COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On February 11, 2009, KBS Real Estate Investment Trust II, Inc. (the “Company”), through an indirect wholly owned subsidiary, purchased, at a discount, two promissory notes secured by a first lien mortgage (the “One Liberty Plaza Notes”) for $66.7 million plus closing costs from Goldman Sachs Mortgage Company, a seller unaffiliated with the Company or its advisor, KBS Capital Advisors LLC (the “Advisor”). The Company funded the acquisition with proceeds from the Company’s ongoing initial public offering.

The borrower under the One Liberty Plaza Notes is Brookfield Properties OLP Co. LLC (the “Borrower”), which is not affiliated with the Company or the Advisor. The One Liberty Plaza Notes are two of six pari-passu participation interests created in connection with an $850 million first mortgage loan obtained by the Borrower on August 8, 2007. The property securing the loan is a 53-story, Class A office building located in lower Manhattan. The office building contains approximately 2,186,163 rentable square feet, including approximately 17,305 square feet of retail space. At January 31, 2009, the building was approximately 99% leased.

The initial maturity date of the One Liberty Plaza Notes is August 6, 2017. Given the discounted purchase price and the contractual interest rate on the notes, the yield of this investment is projected to be 15.0%. Monthly installments on the One Liberty Plaza Notes are interest-only until August 2011; for the final six years of the notes, principal on the loan amortizes on a 30-year amortization schedule.

The One Liberty Plaza Notes may be defeased but not prepaid after August 2010. During the four months prior to the maturity date, the One Liberty Plaza Notes may be prepaid in whole but not in part.

Pursuant to an intercreditor/servicing agreement, the right to payment under the loan is on a pro-rata pari passu basis between the six noteholders. The intercreditor/servicing agreement provides that the holder of the A-1 Note, which the Company did not acquire, shall act as the directing lender for most decisions with respect to the loan. The intercreditor/servicing agreement also provides for the loan to be serviced by a third-party servicer, which is not affiliated with the Company or the Advisor. Under the intercreditor/servicing agreement, the servicer has broad administrative rights concerning the enforcement, administration and servicing of the loan, subject to certain rights of the directing holder.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KBS REAL ESTATE INVESTMENT TRUST II, INC.

Dated:	February 18, 2009	BY:	/s/ Charles J. Schreiber, Jr.
Charles J. Schreiber, Jr.
Chairman of the Board,
Chief Executive Officer and Director